UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 21, 2020
Date of Report (date of earliest event reported)

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186		38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

2800 Executive Way	Miramar,	Florida	33025
(Address of Principal Executive)			(Zip Code)
(954) 447-7920
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

On March 21, 2020, Spirit Airlines, Inc. (“Spirit” or "the Company"), after consultation with the Audit Committee of the Company’s Board of Directors and following discussion with Ernst & Young, LLP, the Company’s independent registered public accounting firm, determined that a restatement of its previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, would be required, due to an inadvertent classification error in its 2019 Statements of Cash Flows. The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2019, originally filed with the Securities and Exchange Commission on February 5, 2020, to correct the classification error as soon as reasonably practicable. The amendment will also correct the amounts disclosed in the Liquidity section of the Company’s Management's Discussion and Analysis of Financial Condition and Results of Operations. There was no effect on the Company’s previously reported Statements of Cash Flows for the years ended December 31, 2018 or 2017. Additionally, the restatement does not impact the Company’s Balance Sheets, Statements of Operations, Comprehensive Income, or Shareholders’ Equity for any period presented. Accordingly, the Company’s previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 should no longer be relied upon.

Item 7.01	Regulation FD Disclosure

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Restatement of Statements of Cash Flows
The table below shows the classification error to the Company’s Statements of Cash Flows and the corrected amounts:

	Year Ended December 31, 2019
	(unaudited, in thousands)
	(As amended)	(As previously filed)	Change
Operating Activities:
Other liabilities	$1,698	$(140,402)	$142,100
Net cash provided by operating activities	551,321	409,221	142,100

Investing Activities:
Purchase of property and equipment	(334,537)	(192,437)	(142,100)
Net cash used in investing activities	(456,929)	(314,829)	(142,100)

Financing Activities:
Net cash used in financing activities	(120,168)	(120,168)	—

Net decrease in cash and cash equivalents	(25,776)	(25,776)	—
Cash and cash equivalents at beginning of period	1,004,733	1,004,733	—
Cash and cash equivalents at end of period	$978,957	$978,957	—

Material Weakness
Management, along with its independent registered public accounting firm, identified a material weakness in the Company’s internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness that management identified specifically relates to the operation of certain review controls over the preparation of the 2019 statement of cash flows. We have begun remediating the material weakness in the Company’s internal controls over financial reporting. The remediation activities include, but are not limited to, the following:
•Enhancing cash flow templates to facilitate the preparation and review of the related cash flows

•	Enhancing roll forward reconciliation and management review controls of the capital expenditures amounts included in the Statements of Cash Flows

As part of our remediation process, we will implement our improved procedures in the first quarter of 2020. Our Chief Executive Officer and Chief Financial Officer concluded that, solely as a result of the material weakness in internal controls over financial reporting, our disclosure controls and procedures and our internal controls over financial reporting were not effective as of December 31, 2019.

COVID-19 Pandemic Update
As the COVID-19 pandemic evolves, the Company’s financial and operational outlook remains subject to change. The Company continues to monitor the impacts and to implement mitigation strategies while working to preserve cash and protect the long-term sustainability of the Company. As of February 29, 2020, the Company had unrestricted cash and short-term investments of approximately $1,018 million.
In response to government restrictions on travel and drastically reduced consumer demand, the Company expects to reduce capacity from its original plan by approximately 45% and 75% in April and May, respectively. However, the situation is very fluid and actual capacity adjustments may be different than what the Company currently expects. The Company has taken, or intends to take, additional action, including:

•	Monitoring demand and continuing to adjust capacity as needed;

•	Pursuing additional financing secured by the Company's unencumbered assets;

•	Suspending $50 million to $75 million of planned capital spending related to certain non-aircraft capital projects;

•	Reducing planned non-fuel operating costs by $20 million to $30 million, excluding savings related to reduced capacity;

•	Freezing hiring across the company except to fill essential front line and management roles;

•	Engaging in discussions with the Company's significant stakeholders and vendors regarding financial support or contract adjustments during this transition period;

•	Engaging with the U.S. government, local authorities and industry groups regarding a support package to protect the U.S. airline industry, its employees and many other stakeholders.

Additionally, Ted Christie, the Company's Chief Executive Officer and President has reduced his base salary by 30%. All Senior and Executive Vice Presidents and members of the Board of Directors have reduced their compensation as well. The Company anticipates it may implement further discretionary changes and other cost reduction and liquidity preservation measures as needed to address the volatility and quickly-changing dynamics of passenger demand and the impact of revenue changes, regulatory and public health directives and prevailing government policy and financial market conditions.

Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding capacity and passenger demand, additional financing, capital spending, operating costs, hiring, and stakeholders, vendors and government support, as well as statements regarding the Company’s restatement and future amendment to its previously filed 10-K and remediation of its material weakness. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel